SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2026

AI Era Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 336-2398

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2026, AI Era Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Monroe SPA”) with Monroe Street Capital Partners LP (“Monroe”), pursuant to which the Company issued to Monroe a convertible promissory note in the principal amount of $154,500 (the “Monroe Note”) for cash proceeds of $150,000 (reflecting $4,500 original issue discount).

On January 28, 2026, the Company entered into a Securities Purchase Agreement (the “Crom SPA” and, together with the Monroe SPA, the “SPAs”) with Crom Structured Opportunities Fund I, LP (“Crom”), pursuant to which the Company issued to Crom a convertible promissory note in the principal amount of $154,500 (the “Crom Note” and, together with the Monroe Note, the “Notes”) for cash proceeds of $150,000 (reflecting $4,500 original issue discount).

Material terms of the Notes include:

  Maturity and Interest: Each Note matures 12 months from its issue date and bears interest at 10% per annum. The first 12 months of interest ($15,450 per Note) is guaranteed and fully earned in full as of the issue date (non-refundable even if repaid or converted early).

  Conversion Rights: Convertible at the holder’s option at any time into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at a conversion price equal to 80% of the lowest traded price of the Common Stock on any Trading Day during the 20 Trading Days prior to the conversion date (subject to adjustments for stock dividends, splits, combinations, reclassifications, etc.). If the calculated price would be below par value, the holder may elect par value and add “Additional Principal” to the conversion amount to maintain equivalent shares. Each conversion deducts a $1,750 holder fee from the amount converted. Conversion is subject to a 4.99% beneficial ownership limitation (calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, including attribution and group rules).

  Prepayment: Optional prepayment prior to default on 5 Trading Days’ prior written notice at 120% of outstanding principal + 120% of accrued interest + $750 administrative fee. The holder may override prepayment by converting during the notice period. Failure to pay the prepayment amount forfeits the Company’s future prepayment rights.

  Events of Default and Remedies: Includes customary events (non-payment, conversion failures, covenant breaches, bankruptcy, cross-defaults, reporting failures, delisting, Rule 144 unavailability, etc.). Upon default, the Notes accelerate to 150% of principal + accrued interest (the “Default Amount”), and the principal balance increases by $1,000 on the 1st of each month post-default until repaid. The holder may convert the Default Amount post-maturity.

  Reserved Shares: The Company must reserve the greater of 2,500,000 shares or 5 times the number of shares issuable on full conversion at the then-current price. Failure to maintain the reserved amount is an Event of Default.

  Covenants and Restrictions: Without holder consent (not unreasonably withheld), the Company may not: pay dividends/distributions (except certain stock dividends or approved shareholders’ rights plans), repurchase/redeem stock or repay pari passu/subordinated debt, sell significant assets outside ordinary course, make affiliate loans/advances (limited exceptions), enter Variable Rate Transactions, Prohibited Transactions (e.g., merchant cash advances, receivable sales), or Section 3(a)(10) transactions (25% liquidated damages, minimum $25,000 if breached).

  Other Material Provisions: Unsecured ranking; most-favored-nation protection (better future terms apply to these Notes); piggy-back registration rights; use of proceeds restricted to SaaS Artificial Intelligence build-out (no officer/affiliate repayments, prior debt repayment, etc.); arbitration in Delaware under Delaware law.

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The Company intends to use the net proceeds from the issuances for expenses related to the Company’s SaaS Artificial Intelligence build-out.

The issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) thereunder.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the SPAs and Notes, copies of which are filed as Exhibits 10.1, 4.1, 10.2, and 4.2 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Notes was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Notes was based upon the following factors: (a) the issuance of the Notes was an isolated private transaction by us which did not involve a public offering; (b) the Lenders are accredited investors; (c) the Company did not engage in general solicitation or advertising in connection with the issuance; and (d) the Lenders represented that, among other things, they were acquiring the securities for investment purposes only and not with a view to distribution, they have received information about the Company necessary to make an informed investment decision, and the Lenders are capable of evaluating the merits and risks of its investment. Any shares of Common Stock issuable upon conversion of the Notes will be issued in reliance on the exemption from registration provided by Section 3(a)(9) or Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement with Monroe Street Capital Partners LP dated January 27, 2026
4.1	Convertible Promissory Note issued to Monroe Street Capital Partners LP dated January 27, 2026
10.2	Securities Purchase Agreement with Crom Structured Opportunities Fund I, LP dated January 28, 2026
4.2	Convertible Promissory Note issued to Crom Structured Opportunities Fund I, LP dated January 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI Era Corp.

/s/ Chiyuan Deng

Chiyuan Deng

Chief Executive Officer and Chief Financial Officer

Date: January 30, 2026

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